UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 30, 2021

LUBY’S, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)
1-8308	74-1335253
(Commission File Number)	(I.R.S. Employer Identification No.)
13111 Northwest Freeway, Suite 600 Houston, Texas	77040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713 329-6800

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange at which registered
Common Stock ($0.32 par value per share)	LUB	New York Stock Exchange
Common Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On September 30, 2021, Luby’s Fuddruckers Restaurants, LLC, a wholly owned subsidiary of Luby’s, Inc. and a Delaware limited liability company (“Seller”), completed the previously announced sale of Seller’s right, title and interest in and to certain real properties located in the State of Texas (the “Properties”) comprising 26 cafeteria stores, which Properties are leased to and operated by Luby’s Restaurant Corporation (f/k/a CAL Operating Corporation), to STORE Master Funding XXIII, LLC, a Delaware limited liability company (“Purchaser”), for aggregate consideration of $88,000,000.00 in cash (the “Sale”). The Sale was completed pursuant to the Purchase and Sale Agreement, dated as of September 2, 2021 (the “Purchase Agreement”) between Seller and Purchaser. A copy of the Purchase and Sale Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit
10.1
Purchase and Sale Agreement, dated September 2, 2021 (Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.)

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the iXBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2021	LUBY’S, INC.

	By:	/s/ John Garilli
John Garilli
Interim President and Chief Executive Officer